Exhibit 10.9

Multisys Language Solutions, Inc.

AUDIT COMMITTEE CHARTER
MULTISYS LANGUAGE SOLUTIONS, INC.

Effective January 2009

PURPOSE

The Audit Committee will assist the Board of Directors (the “Board”) in fulfilling their oversight responsibilities. To do this, the Audit Committee will review: (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s system of internal audit function and the independent auditor, and (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures.

MEMBERSHIP

The Audit Committee shall be comprised of no less than three directors, each of whom satisfy the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The members of the Audit Committee shall be nominated by the Corporate Governance and Directors Nominating Committee and be appointed and replaced by the Board of Directors. An Audit Committee member may not simultaneously serve on the audit committees of more than two other public companies, unless the Board of Directors determined that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee. Each member will be “financially literate” (or will become so within a reasonable time after his or her appointment to the Audit Committee), and at least one member of the Audit Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. The Board may presume that a person who satisfies the definition of audit committee financial expert set out in Item 401(e) of Regulation S-K has accounting or related financial management expertise.

MEETINGS

The Audit Committee shall meet at least four times each year or more frequently as circumstances dictate. As part of its oversight function, the Audit Committee shall meet regularly in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time, as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

DUTIES AND RESPONSIBILITIES

The Audit Committee shall:

A.  Audit Committee Charter/Report

1. Review and reassess the Audit Committee Charter (the “Charter”) as conditions dictate, but no less frequently than annually, and recommend any proposed changes to the Board for approval.

2. Review and approve the Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement.

B.  Independent Auditor

1. Have sole authority to appoint, discharge and replace the independent auditor. The Audit Committee shall consult with management, but shall not delegate this responsibility.

2.  Review and evaluate the lead partner of the independent auditor team.

3. Establish a clear understanding with management and the independent auditor that the independent auditor is directly accountable to the Audit Committee.

4. At least annually, obtain and review a report by the independent auditor describing (a) the firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the Company to assess the auditor’s independence.

5. Pre-approve all auditing services, internal control-related services and permitted non-audit services to be provided by the independent auditor (subject to a de-minimus exception under the Exchange Act, disclose all non-auditing services to investors in periodic reports, and review the independent auditor’s proposed audit scope and approach.

6. Review and discuss with the independent auditor any documentation supplied by the auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence.

7. Require that the independent auditor rotate the lead audit partner responsible for conducting or reviewing the audit on a regular basis, but no less frequently than every five years.

8. Discuss with management and the independent auditor the Company’s annual audited financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K.

9. Discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

10. Discuss with management the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee shall discuss the type of information to be provided and the type of presentation to be made in the Company’s earnings press releases.

11. Obtain and review the independent auditor’s reports describing the Company’s critical accounting policies and practices to be used in the audit, the details and ramifications of all alternative treatments of financial information within generally accepted accounting principles discussed with management and the treatment preferred by the independent auditor, all material written communications between the independent auditor and management internal quality control procedures, and any material issues raised by the most recent internal review of the Company or any external inquiry or investigation and any steps taken to deal with such issues.

12. Resolve disagreements between Company management and the independent auditor.

13. Consult with the independent auditor regarding internal controls, the fullness and accuracy of the Company’s financial statements and the matters required to be discussed by Statement of Auditing Standards No. 61.

14. Require that the independent auditor inform the Audit Committee of any fraud, illegal acts or deficiencies in internal controls.

15. Establish and recommend to the Board clear policies with respect to the hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

C. Internal Auditors and Management

1. Review and approve the internal audit function at least annually.

2. Review the regular quarterly internal reports to management prepared by the internal auditing department and management’s response.

3. Review the activities, organizational structure, and qualifications of the internal audit department.

D. Financial Reporting and Risk Control

1. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements and consider their impact on the financial statements.

                2. In consultation with the independent auditor and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

3. Consider the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

4. Discuss policies with respect to risk assessment and risk management with management and the independent auditor.

5. Review and discuss with management and the independent auditor the Company’s annual and interim financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.

6. Review with management and the independent auditor the accounting treatment accorded significant transactions, any significant accounting issues, the development, selection and disclosure of critical accounting estimates, regulatory and accounting initiatives, and off-balance sheet structures, and the Company’s use of reserves and accruals.

7. Following completion of the annual audit, review separately with each of management, the independent auditor and the internal auditing department any audit problems or difficulties encountered during the course of the audit, management’s response to such problems, any restrictions on the scope of work or access to required information, and any significant disagreement among management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements.

8. Consider and approve major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, management, or the internal auditing department.

9. Review with the independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented by management.

10. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

E. Legal Compliance

1. In the course of performing the goals and responsibilities set forth in the Charter, the Audit Committee shall use its best efforts to ensure compliance with the rules and regulations promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, the Statements on Auditing Standards issued by the American Institute of Certified Public Accountants and the applicable requirements of the New York Stock Exchange.

2. Ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public, comply with applicable legal requirements.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4. Review any evidence of material violations of securities law, breach of fiduciary duty or similar violation by the Company or any Company agent disclosed to it by the Company’s counsel.

5. Review legal compliance matters with the Company’s counsel that could have a significant impact on the Company’s financial statements.

6. Review and ensure that disclosures regarding exemption from audit committee requirements appear in, or are incorporated by reference into, annual reports filed with the SEC.

7. Engage such independent legal and other advisors, as it deems necessary or appropriate to carry out its responsibilities at the Company’s expense. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

8. Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, its compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function.

9. May form and delegate authority to subcommittees, comprised of one or more members of the Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. Each subcommittee shall have the full power and authority of the Audit Committee within the authority delegated to the subcommittee or member(s).

10. Undergo an annual performance evaluation of itself.

11. Perform such other activities, as the Board of Directors may from time to time deem necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.